Exhibit 5.1
Nelson
Mullins
Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 999 Peachtree Street, NE / 14th Floor / Atlanta, Georgia 30309-3964 Tel: 404.817.6000 Fax: 404.817.6050 www.nelsonmullins.com

August 9, 2007

Xethanol Corporation
1185 Avenue of the Americas, 20th Floor
New York, New York 10036

Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Xethanol Corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form SB-2 (Registration No. 333-135121), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), with respect to the offer and sale of up to:

(a)	6,697,827 shares of the Company’s common stock, par value $0.01 per share, (the “Outstanding Shares”);

(b)	1,339,605 shares of common stock to be issued to certain investors upon the exercise of the Company’s outstanding Series A Warrants (as described in the Registration Statement);

(c)	669,846 shares of common stock to be issued to certain investors upon the exercise of the Company’s outstanding Series B Warrants (as described in the Registration Statement); and

(d)	606,938 shares of common stock to be issued to placement agents upon the exercise of the Company’s outstanding Series A Warrants (as described in the Registration Statement);

In this opinion letter, the Series A and Series B Warrants referenced in clauses (b) through (d) above are referred to as the “Warrants,” and the shares to be issued by the Company upon exercise of the Warrants are referred to as the “Warrant Shares.”

This opinion is furnished as required by Item 601(b)(5) of Regulation S-B under the Securities Act.

Xethanol Corporation

August 9, 2007

In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of:

(a)	the Registration Statement;

(b)	the certificate of incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

(c)	the bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(d)	the form of the common stock certificate of the Company;

(e)	the forms of the agreements evidencing the Warrants (the “Warrant Agreements”); and

(f)
such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies. Based upon the foregoing, it is our opinion that:

1. The Outstanding Shares have been duly authorized and are legally issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized and reserved for issuance and, when issued in accordance with the respective Warrant Agreements, will be validly issued, fully paid and non-assessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Outstanding Shares and the Warrant Shares).

Xethanol Corporation

August 9, 2007

This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, Nelson Mullins Riley & Scarborough LLP By: /s/ Charles D. Vaughn, a Partner